EXHIBIT 99.1

MIVA Appoints Peter A. Corrao CEO; Larry Weber Appointed Chairman

Chairman and Chief Executive Officer Craig Pisaris-Henderson Resigns

FORT MYERS - April 4, 2006 - The Board of Directors for MIVA, Inc., (NASDAQ: MIVA), a leading independent Performance Marketing Network, today announced that founder, Chairman and Chief Executive Officer Craig Pisaris-Henderson and President Phillip Thune have resigned their positions with the Company. Mr. Pisaris-Henderson and Mr. Thune will retain their seats on MIVA’s Board of Directors; all changes are effective immediately.

The Board named Peter A. Corrao, previously chief operating officer, as chief executive officer. The Board also announced that Larry Weber, a leading marketing and digital media executive, who serves as a director on the MIVA board, has assumed the position of non-executive chairman. Seb Bishop, a MIVA director, the Company’s chief marketing officer and a founder of Espotting, will assume the role of president and will retain his duties as chief marketing officer. Biographies for Messrs. Corrao, Weber and Bishop can be found at http://www.miva.com/us/content/about/team/execteam.asp.

“We want to thank Craig and Phillip for their service and dedication to MIVA,” said Mr. Corrao. “Their hard work and contribution was an important part of our overall growth as a global company. We are extremely enthusiastic about our future. We will continue to serve the growing needs of the global publisher and advertising communities with a combination of powerful technology solutions and industry-leading services.”

Commenting on the transition, Mr. Pisaris-Henderson said, “After a decade spent building MIVA into a leading global performance marketing company, I am pleased to see Peter assume the role of CEO. I believe he has the right combination of skills and experience to take MIVA to the next level.”

About MIVA®, Inc.

MIVA is a leading independent Performance Marketing Network dedicated to helping businesses grow. Our new media platform facilitates performance marketing for partners (publishers), advertisers and consumers (end-users). Our primary focus is on providing our partners with a complete set of innovative solutions enabling the acquisition, retention and monetization of their online audiences. As an independent provider, MIVA’s primary focus is not to promote a branded destination search engine or portal that actively competes with our distribution partners for end-users. For our advertisers, we provide solutions to manage, optimize and measure return on investment from keyword-targeted and context-related performance marketing programs. We generate traffic and leads to our advertisers through our network of publisher partners. Our integrated e-commerce merchant solutions allow online stores to capitalize on leads by offering robust online storefront, shopping cart, shipping and payment capabilities.

Forward-looking Statements

This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as “plan,” “intend,” “believe” or “expect” or variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including (1) our ability to successfully execute upon our corporate strategies, (2) our ability to develop and successfully market new products and services, (3) the ability of our product and service offerings and those of our distribution partners to maximize time and spend for advertisers, and (4) the potential acceptance of new products in the market. Additional key risks are described in MIVA’s reports filed with the U.S. Securities and Exchange Commission, including the Form 10-K for fiscal 2005. MIVA undertakes no obligation to update the information contained herein.

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U.S. Contact Peter Weinberg (239) 561-7229 peter.weinberg@miva.com	Racepoint Group, Inc. Peter Prodromou (781) 487-4600 pprodromou@racepointgroup.com